EXHIBIT 4.1


                         Radiance Asset Management, LLC
                            10 High Street, Suite 701
                                Boston, MA 02110



                               September 15, 2014



TSC UITS 7
c/o The Bank of New York Mellon, as Trustee
BNY Atlantic Terminal
2 Hanson Place, 12th Floor
Brooklyn, New York 11217


     Re:                           TSC UITS 7
       TSC Herzfeld Enhanced Dividend Income Closed-End Portfolio, 3Q 2014
           TSC Herzfeld Municipal Income Closed-End Portfolio, 3Q 2014

Ladies and Gentlemen:

     We have examined the Registration Statement File No. 333-197459 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to Radiance Asset Management, LLC as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                Sincerely,

                                RADIANCE ASSET MANAGEMENT, LLC


                                By     /s/ TINA K. SINGH
                                  -----------------------------
                                         Tina K. Singh
                                    Chief Executive Officer










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